NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact: Jim Ryan
(704) 869-4621
jim.ryan@curtisswright.com

CURTISS-WRIGHT HOSTS 2024 INVESTOR DAY AND PROVIDES
NEW LONG-TERM FINANCIAL GUIDANCE

Introduces 3-Year Financial Targets including Minimum 5% Organic Revenue CAGR, Minimum 10% EPS CAGR and Strong Free Cash Flow Generation, as well as Commercial Nuclear Upside Optionality

Underscores Highly Efficient and Disciplined Capital Allocation Framework

DAVIDSON, N.C. – May 21, 2024 – Curtiss-Wright Corporation (NYSE: CW) announced that it is hosting an Investor Day in New York City today beginning at 8:30 a.m. EDT, reaffirming full-year 2024 financial guidance and providing its initial long-term outlook through 2026.

Lynn M. Bamford, Chair and Chief Executive Officer, K. Christopher Farkas, Vice President and Chief Financial Officer, and other members of the executive management team, will provide an in-depth review of the Company’s Pivot to Growth strategy for continued profitable growth and introduce new long-term financial targets. In addition, the Company is excited to host a panel of commercial nuclear energy experts, including senior leadership from the Nuclear Energy Institute, a policy organization of the nuclear technologies industry based in Washington, D.C.; Westinghouse Electric Company, designer of the AP1000 and AP300 pressurized water reactors; and Energy Northwest, a public power utility company and a premier provider of carbon-free electricity.

“This is an exciting time for Curtiss-Wright as we leverage our strong track record of operational excellence and financial discipline, and continue to build momentum in our Pivot to Growth strategy,” said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation. “Our technologies and portfolio of solutions are incredibly well-aligned with customer and industry needs and growth trends in all our core end markets. We expect to deliver incremental operating margin expansion and strong free cash flow generation, while making strategic investments in research and development to accelerate our long-term organic growth. Overall, we are confident in our ability to achieve our new 3-year financial targets and deliver significant long-term value for all of our stakeholders.”

Curtiss-Wright Corporation Page 2

Introducing 3-Year Financial Targets (2024 - 2026):

•Total Organic Revenue CAGR above 5%;
•Operating Income Growth > Revenue Growth, implying continued operating margin expansion;
•Top Quartile Margin Performance (relative to CW’s proxy peer group);
•EPS CAGR above 10%;
•Free Cash Flow Conversion above 105%, based on more normalized capital expenditures; and
•Targets reflect base year of 2023, and do not include an AP1000 order in this timeframe.

Event Webcast Details:

A live webcast of the event, including a question and answer session with Curtiss-Wright’s senior leadership at the conclusion of the prepared remarks, will begin at 8:30 a.m. EDT and conclude at approximately 12:15 p.m. EDT. The presentations and webcast can be accessed through the Company’s Investor Relations webpage. Registration for the webcast is required and can be completed on the Investor Day 2024 Registration Site. An archived replay of the webcast and slides shown during the presentations will be available following the completion of the event for one year.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE: CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Power, Process and Industrial markets. We leverage a workforce of approximately 8,600 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright, headquartered in Davidson, North Carolina, has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

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Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments, and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent reports filed with the Securities and Exchange Commission.